EXHIBIT 10.1
SIXTH AMENDMENT TO MASTER NOTE PURCHASE AGREEMENT
This SIXTH AMENDMENT TO MASTER NOTE PURCHASE AGREEMENT (this “Amendment”) is made as of March 28, 2024 (the “Sixth Amendment Effective Date”), by and among ONTRAK, INC., a Delaware corporation (the “Company”), as issuer, certain of its Subsidiaries, as Guarantors, and ACUITAS CAPITAL LLC, a Delaware limited liability company (“Purchaser”), and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as collateral agent for the Secured Parties (in such capacity, together with its successors and permitted assigns, the “Collateral Agent”). Capitalized terms used in this Amendment (including the Recitals), to the extent not otherwise defined herein, shall have the same meaning as in the Note Purchase Agreement (as defined below).
RECITALS
WHEREAS, the Company, certain of its Subsidiaries, Purchaser and the Collateral Agent are party to that certain Master Note Purchase Agreement, dated as of April 15, 2022, as amended by that certain First Amendment to Master Note Purchase Agreement made as of August 12, 2022, that certain Second Amendment to Master Note Purchase Agreement made as of November 19, 2022, that certain Third Amendment to Master Note Purchase Agreement made as of December 30, 2022, that certain Fourth Amendment to Master Note Purchase Agreement made as of June 23, 2023, and that certain Fifth Amendment to Master Note Purchase Agreement made as of October 31, 2023 (the “Existing Agreement” and, as amended by this Amendment and as may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), pursuant to which Purchaser agreed to purchase senior secured notes from the Company, upon the terms and subject to the conditions set forth therein; and
WHEREAS, subject to the terms contained herein, the Company and Purchaser are willing to amend the terms and conditions of the Existing Agreement and the Keep Well Warrants (as defined below) issued thereunder.
NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows, in each case, effective as of the Sixth Amendment Effective Date:
1.    Amended Defined Terms. The following defined terms in the Existing Agreement are hereby amended and restated in their entirety to read as set out below:
“Conversion Shares” has the meaning given to it in the Notes.
“Notes” means, collectively, the Surviving Note and the Demand Notes.
“Warrants” means, collectively, each New Keep Well Warrant, each Demand Warrant and each Conversion Warrant.
“Warrant Shares” means, collectively, the shares of the Company’s common stock issuable upon exercise of the Warrants.
2.    New Defined Terms. The Existing Agreement is hereby amended to include the following new defined terms:
“Demand Note” means each senior secured convertible promissory note issued and sold by the Company to Purchaser pursuant to the Sixth Amendment, each in the form attached hereto as Exhibit A.
“Demand Warrant” means each warrant to purchase shares of the Company’s common stock issued to Purchaser or its Affiliates pursuant to the Sixth Amendment, each in the form attached hereto as Exhibit B.
“Initial Demand Note” shall have the meaning given such term in the Sixth Amendment.
“Keep Well Warrant” means each warrant to purchase shares of the Company’s common stock issued to Purchaser or its Affiliates under the Existing Agreement prior to the Sixth Amendment Effective Date, including, without limitation, the Purchaser Warrants, the Exchange Warrants and the Conversion Warrant.
“New Keep Well Warrant” shall have the meaning given such term in the Sixth Amendment.
“Sixth Amendment” means the Sixth Amendment to Master Note Purchase Agreement, dated as of March 28, 2024, by and among the Company, certain of its Subsidiaries, Purchaser and the Collateral Agent.
“Sixth Amendment Effective Date” shall have the meaning given such term in the Sixth Amendment.
“Sixth Amendment Stockholder Approval” means the approval by the Company’s stockholders, in accordance with the Listing Rules, of (A) the issuance of the (x) Demand Warrants, (y) the New Keep Well Warrants and (z) the Demand Notes, (B) the issuance of the shares of the Company’s common stock upon exercise or conversion, as applicable, of the Demand Warrants, the New Keep Well Warrants, and the Demand Notes, and

(C) any other terms of this Amendment that require approval of the Company’s stockholders under the Listing Rules.
“Sixth Amendment Stockholder Approval Effectiveness Date” means the earliest date on which the corporate actions approved by Sixth Amendment Stockholder Approval may be taken under applicable law, including Rule 14c-2 promulgated under the Exchange Act.
3.    Demand Notes.
3.1    In connection with the execution and delivery of this Amendment, on April 1, 2024, the Company shall issue and sell to Purchaser, and Purchaser shall purchase from Company, a Demand Note with a principal amount of $1.5 million (the “Initial Demand Note”).
3.2    Subject to Section 3.3 and the terms and conditions of the Existing Agreement, Purchaser may purchase from Company up to $13.5 million in principal amount of Demand Notes, each at such time and in such principal amount as specified on the schedule set forth below or on such other schedule and/or in such other principal amount as the Company and Purchaser may agree, and if so purchased, the Company shall issue to Purchaser such Demand Note:

Draw Down	Issuance Date	Principal Amount
2	May 1, 2024	$1.5 million
3	June 1, 2024	$1.5 million
4	July 1, 2024	$1.5 million
5	August 1, 2024	$1.0 million
6	September 1, 2024	$1.0 million
7	October 1, 2024	$1.0 million
8	November 1, 2024	$1.0 million
9	December 1, 2024	$1.0 million
10	January 1, 2025	$1.0 million
11	February 1, 2025	$1.0 million
12	March 1, 2025	$1.0 million
13	April 1, 2025	$1.0 million

3.3    Notwithstanding anything to the contrary herein, other than with respect to the Initial Demand Note, Purchaser shall have no obligation to purchase any Demand Note, and Purchaser may decline to purchase any Demand Note in its sole discretion.
3.4    Notwithstanding anything herein to the contrary, the Company shall not issue any Conversion Shares in connection with the conversion of any Demand Note, and Purchaser shall not have any right to receive any such Conversion Shares, unless and until the Sixth Amendment Stockholder Approval Effectiveness Date occurs.
4.    Demand Warrants.
4.1    Subject to Section 4.3, in connection with each Demand Note purchased by Purchaser from the Company, the Company shall issue to Purchaser (or an entity affiliated with Purchaser, as designated by Purchaser) a Demand Warrant. The number of shares of the Company’s common stock underlying each Demand Warrant shall be equal to (y) the product of the principal amount of the applicable Demand Note and 200% divided by (z) the initial exercise price of the applicable Demand Warrant.
4.2    Each Demand Warrant shall have a term of five (5) years and an initial exercise price equal to (a) in the case of the Demand Warrants issued in connection with the Initial Demand Note and in respect of the next $3.0 million of principal amount of Demand Notes purchased by Purchaser (for the avoidance of doubt, if such Demand Notes are actually purchased by Purchaser), the lesser of (i) $0.36 and (ii) the greater of (x) the consolidated closing bid price of the Company’s common stock as reported on the Exchange immediately preceding the time the applicable Demand Note is deemed issued by the Company and (y) $0.12, and (b) in the case of the Demand Warrants issued in connection with any subsequent Demand Notes (for the avoidance of doubt, if such Demand Notes are actually purchased by Purchaser), the consolidated closing bid price of the Company’s common stock as reported on the Exchange immediately preceding the time the applicable Demand Note is deemed issued by the Company, which initial exercise price shall, in each case of clauses (a) and (b) above, be subject to further adjustment in accordance with its terms; provided, however, that (a) if the exercise price of the Public Offering Warrants after giving effect to all adjustments thereto in accordance with the terms thereof, including, without limitation, as a result of the issuance of the applicable Demand Note and/or Demand Warrant, is lower than the initial exercise price of such Demand Warrant, the exercise price of such Demand Warrant shall be reduced to the exercise price of the Public Offering Warrants, as so adjusted, and shall be subject to further adjustment in accordance with its terms, and (b) simultaneously with any adjustment to the exercise price of such Demand Warrant in accordance with clause (a), the number of shares of common stock that may be purchased upon exercise of such Demand Warrant shall be increased proportionately, so that after such adjustment the aggregate exercise price payable for the adjusted number of shares of common stock shall be the same as the aggregate exercise price in effect immediately prior to such adjustment, but only to the extent that the number of shares that may be purchased upon exercise of the Public Offering Warrants is similarly adjusted.
4.3    Notwithstanding anything herein to the contrary, the Company shall not issue any Demand Warrant, and Purchaser shall not have the right to receive any Demand Warrant, unless and until the Sixth Amendment Stockholder Approval Effectiveness Date occurs. As promptly as practicable following the Sixth Amendment Stockholder Approval Effectiveness Date, the Company shall issue to Purchaser each Demand Warrant that would have been issued to Purchaser in accordance with the terms hereof through and including the Sixth Amendment Stockholder Approval Effectiveness Date.
5.    Exchange of Outstanding Keep Well Warrants for New Keep Well Warrants. As promptly as practicable following the Sixth Amendment Stockholder Approval Effectiveness Date, the Company shall issue to each holder of each Keep Well Warrant outstanding as of the Sixth Amendment Stockholder Approval Effectiveness Date (each, a “Replaced Keep Well Warrant”), in exchange therefor, a warrant to purchase shares of the Company’s common stock (each, a “New Keep Well Warrant”) substantially in the form of the Demand Warrant, and each Replaced Keep Well Warrant shall be deemed automatically cancelled. Each New Keep Well Warrant shall (a) have the same issuance date as the Replaced Keep Well Warrant in respect of which it was issued, (b) a term of five (5) years from the original issuance date of the Replaced Keep Well Warrant in respect of which it was issued, and (c) an initial exercise price equal to $0.36, which shall be subject to further adjustment in accordance with its terms; provided, however, that (i) if the exercise price of the Public Offering Warrants after giving effect to all adjustments thereto in accordance with the terms thereof, including, without limitation, as a result of the issuance of the New Keep Well Warrants, is lower than the initial exercise price of the New Keep Well Warrants, the exercise price of all the New Keep Well Warrants shall be reduced to the exercise price of the Public Offering Warrants, as so adjusted, and shall be subject to further adjustment in accordance with its terms, and (ii) simultaneously with any adjustment to the exercise price of each New Keep Well Warrant in accordance with clause (i), the number of shares of common stock that may be purchased upon exercise of such New Keep Well Warrant shall be increased proportionately, so that after such adjustment the aggregate exercise price payable for the adjusted number of shares of common stock shall be the same as the aggregate exercise price in effect immediately prior to such adjustment, but only to the extent that the number of shares that may be purchased upon exercise of the Public Offering Warrants is similarly adjusted.
6.    Amendment to Surviving Note. Effective as of the Sixth Amendment Stockholder Approval Effectiveness Date, Section 3.2(A) of the Surviving Note (as such term is defined in the Fifth Amendment) shall be amended in its entirety to read as set forth below:
“The conversion price in effect on any Conversion Date shall be equal to the lesser of (i) $0.36, subject to adjustment in accordance with Section 3.2(B), and (ii) the greater of (a) the consolidated closing bid price of the Company’s common stock as reported on the Exchange on the Trading Day that is immediately prior to the applicable Conversion Date and (b) $0.12, subject to adjustment in accordance with Section 3.2(B) (the “Conversion Price”).”
This Amendment shall be deemed to be, and interpreted, as an amendment to the Surviving Note outstanding as of the Sixth Amendment Stockholder Approval Effectiveness Date.
7.    Reservation of Common Stock. From and after the date hereof the Company shall reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of the Company’s common stock for the purpose of enabling the Company to issue shares of its common stock upon exercise and conversion, as applicable, of the Warrants and the Notes.
8.    Form D. The Company agrees to timely file a Form D with respect to the equity securities being offered and sold by the Company under this Amendment (except to the extent already covered by a previously filed Form D) as required under Regulation D under the Securities Act and to provide a copy thereof to Purchaser promptly upon request. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify such securities for, sale to Purchaser under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions to Purchaser promptly upon request.
9.    Acknowledgment of Dilution. The Company acknowledges that the issuance of the securities being offered and sold by the Company under this Amendment may result in dilution of the outstanding shares of the Company’s common stock, which dilution may be substantial. The Company further acknowledges that its obligations under the Note Documents, including, without limitation, its obligation to issue the shares of its common stock upon conversion of the Demand Notes and upon exercise of the Demand Warrants, are unconditional and absolute (except to the extent expressly subject to Sixth Amendment Stockholder Approval) and are not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.
10.    Other Amendments to the Existing Agreement.
10.1    Section 2.1(a) of the Existing Agreement is hereby deleted and replaced with: “Authorization of Notes. The Company authorizes the issue and sale of the Notes.”
11.    Stockholder Approval.
11.1    The Company hereby agrees to seek the Sixth Amendment Stockholder Approval. As promptly as practicable after the execution of this Amendment, the Company shall file a preliminary information statement related to the Sixth Amendment Stockholder Approval, and the Company shall thereafter mail a definitive information statement to the Company’s stockholders in accordance with the rules of the SEC. If for any reason the Company cannot obtain the Sixth Amendment Stockholder Approval via written consent (including any objection to such process by the staff of the Exchange), the Company shall hold its annual meeting of stockholders or a special meeting of stockholders (each, the “Sixth Amendment Stockholder Meeting”) at the earliest practical date following the determination that the Sixth Amendment Stockholder Approval by written consent is not feasible (and in event not later than 60 days after the date hereof (the “Stockholder Meeting Deadline”), and the Company shall file a preliminary and definitive proxy statement for the Sixth Amendment Stockholder Meeting as promptly as practicable thereafter and shall hold the Sixth Amendment Stockholder Meeting for the purpose of obtaining the Sixth Amendment Stockholder Approval, with the recommendation of the Company’s board of directors to the Company’s stockholders that such stockholders vote in favor of the matters contemplated by the Sixth Amendment Stockholder Approval, and the Company shall solicit proxies from its stockholders in connection therewith in the same manner as the Company has historically solicited proxies at its annual meetings of stockholders for management proposals in such proxy statements, and all management-appointed proxyholders shall vote their proxies in favor of such matters. If, despite the Company's reasonable best efforts the Sixth Amendment Stockholder Approval is not obtained on or prior to the Stockholder Meeting Deadline, the Company shall cause an additional stockholder meeting to be held within 90 days after the Stockholder Meeting Deadline. If, despite the Company's reasonable best efforts the Sixth Amendment Stockholder Approval is not obtained at such subsequent stockholder meeting, the Company shall cause an additional stockholder meeting to be held semi-annually thereafter until the Sixth Amendment Stockholder Approval is obtained. In accordance with the Company’s bylaws and the Listing Rules, the voting standard at the Sixth Amendment Stockholder Meeting for the proposals to approve the matters contemplated by the Sixth Amendment Stockholder Approval will be the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter. Further and in accordance with the Listing Rules, Purchaser and its Affiliates will be permitted to vote all shares of the Company’s common stock owned by them as of the record date for the Sixth Amendment Stockholder Meeting at such meeting on the matters contemplated by the Sixth Amendment Stockholder Approval.
12.    Fees and Expenses. The Company shall reimburse Purchaser and the Collateral Agent for all reasonable and documented fees and expenses of counsel incurred by Purchaser and its Affiliates and the Collateral Agent, respectively, in connection with the evaluation, negotiation, preparation, execution and delivery of this Amendment and the consummation of the transactions contemplated hereby; provided, however, that the Company shall not be required to reimburse Purchaser for an aggregate amount greater than $50,000. Except as set forth in the immediately preceding sentence, each party shall be responsible for all costs and expenses incurred by it in connection with the evaluation, negotiation, preparation, execution and delivery of this Amendment and the consummation of the transactions contemplated hereby.
13.    Security. Each Note Party expressly acknowledges and agrees that all collateral, security interests, liens, pledges and mortgages granted to the Collateral Agent for the benefit of the Secured Parties in connection with the Existing Agreement, this Amendment, or hereafter granted to the Collateral Agent for the benefit of the Secured Parties, and all other supplements to the Existing Agreement or any other Note Document, shall extend to and cover all of the Obligations of the Note Parties to Purchasers, now existing or hereafter arising, including, without limitation, those arising in connection with the Note Purchase Agreement, as amended by this Amendment, and the Surviving Notes, upon the terms set forth in such agreements, and all of such security interests, liens, pledges, and mortgages are hereby ratified, reaffirmed, confirmed and approved. Each Note Party hereby restates, ratifies and reaffirms each and every term and condition set forth in the Note Purchase Agreement, as amended hereby, and the other Note Documents, effective as of the date hereof, including, without limitation, the grant of security interests and liens by the Company and the other Note Parties under the Collateral Documents and confirms and agrees that such security interests and liens hereafter secure all of the Obligations as amended hereby. The validity and enforceability of any appointment of the Collateral Agent as proxy or attorney-in-fact under any Collateral

Document is ratified and reaffirmed as of the date hereof, which appointment remains IRREVOCABLE and coupled with an interest until the Payment in Full of all Secured Obligations, for the purpose of carrying out the provisions of the Collateral Documents, in accordance with the terms of, and to the extent provided in, such Collateral Documents.
14.    Representations and Warranties. Each Note Party represents and warrants to Purchaser and the Collateral Agent as follows:
14.1    it has all necessary power and authority to execute and deliver this Amendment and the documents contemplated hereby, and perform its obligations hereunder and thereunder;
14.2    this Amendment, the documents contemplated hereby and the Existing Agreement, as amended hereby, constitute the legal, valid and binding obligations of such Note Party and are enforceable against such Note Party in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in an proceeding in equity or at law) and/or principles of good faith and fair dealing;
14.3    the execution, delivery or performance by such Note Party of this Amendment or any document contemplated herein are within its powers, have been duly authorized by all necessary action pursuant to its organizational documents (but not pursuant to the Listing Rules), require no further action by or in respect of, or filing with, any governmental authority (subject to compliance with Section 7 of this Amendment) and do not violate, conflict with or cause a breach or a default under (x) any law or any of the organizational documents of such Note Party or (y) any agreement or instrument binding upon it, except for such violations, conflicts breaches or defaults as could not, with respect to this clause (y), reasonably be expected to have a Material Adverse Effect;
14.4    both immediately before and immediately after giving effect to this Amendment and the transactions contemplated hereby, no Default or Event of Default has occurred and is continuing as of the date hereof;
14.5    as of the date hereof, and after giving effect to this Amendment and the transactions contemplated hereby (including the purchase by Purchaser of all of the Demand Notes contemplated by Section 3.1), the representations and warranties of the Note Parties contained in the Existing Agreement and any Note Document are true and correct in all material respects (provided that if such representation or warranty is by its terms qualified by concepts of materiality, such representation and warranty are true and correct in all respects) on and as of the date hereof, in each case except to the extent such representations and warranties expressly relate to an earlier date in which case such representations and warranties are true and correct in all material respects (subject to the foregoing parenthetical with respect to materiality) as of such earlier date;
14.6    such Note Party shall not be a party to any agreement or other arrangement that prohibits the grant, creation, assumption or perfection of any Lien upon such Note Party’s properties or assets, whether now owned or hereafter acquired, to secure the Obligations; and
14.7    since September 30, 2023, there has been no Material Adverse Effect.
15.    Investment Representations by Purchaser. Purchaser hereby represents and warrants to the Company as follows:
15.1    Investor Status. It (i) is an “accredited investor”, as that term is defined in Regulation D under the Securities Act, (ii) has such knowledge, skill, sophistication and experience in business and financial matters, based on actual participation, that it is capable of evaluating the merits and risks of the Notes Conversion and the Private Placement and the suitability thereof for Purchaser, (iii) is a sophisticated purchaser with respect to the Notes Conversion and the Private Placement, (iv) is able to bear the economic risk associated with the Notes Conversion and the Private Placement, (v) has had an opportunity to ask questions of the principal officers and representatives of Company and to obtain any additional information necessary to permit an evaluation of the benefits and risks associated with the investments to be made hereby, (vi) has been provided adequate information concerning the business and financial condition of Company to make an informed decision regarding the Notes Conversion and the Private Placement, (vii) has such knowledge and experience, and has made investments of a similar nature, so as to be aware of the risks and uncertainties inherent in the purchase of securities of the type contemplated in this Amendment, and (viii) has independently and without reliance upon Company, and based on such information as Purchaser has deemed appropriate, made its own analysis and decision to enter into this Amendment, except that Purchaser has relied upon Company’s express representations and warranties in this Amendment.
15.2    Investment for Own Account. Purchaser is engaging in the Notes Conversion and purchasing securities in the Private Placement for investment for its own account and not with a view towards the sale or distribution of any securities to be received thereupon in violation of applicable securities laws of the United States or any state thereof. Purchaser acknowledges there are restrictions on its ability to resell all securities to be received pursuant to the Notes Conversion and the Private Placement under applicable securities laws.

15.3    Transfer Restrictions. Purchaser understands that the Notes Conversion and the Private Placement are intended to be exempt from registration under the Securities Act pursuant to Section 4(a)(2) thereof or another exemption thereunder; Company is not registering the securities issuable in connection with the Notes Conversion or the Private Placement under the Securities Act or any state securities laws; and there is no existing public or other market for the warrants to be issued in the Note Conversion or the Private Placement Securities. Purchaser understands that any certificate representing the securities that are issued to Purchaser upon the Notes Conversion and the Private Placement may bear, in Company’s discretion, an appropriate restrictive legend reflecting the lack of such registration.
16.    Reference to, and Effect on, Note Purchase Agreement and the Note Documents.
16.1    Ratification of Note Purchase Agreement and the Note Documents. Except as specifically amended above or in connection with this Amendment (as applicable), the Existing Agreement and the Note Documents shall remain in full force and effect. Notwithstanding anything contained herein, the terms of this Amendment are not intended to and do not effect a novation of the Existing Agreement or any Note Document. Each Note Party hereby ratifies and reaffirms each of the terms and conditions of the Existing Agreement, as amended hereby, and the Note Documents, as amended in connection herewith, to which it is a party and all of its obligations thereunder.
16.2    No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Collateral Agent or any Purchaser under the Existing Agreement or any of the Note Documents.
16.3    References. Upon the effectiveness of this Amendment each reference in (i) the Existing Agreement to “this Agreement,” “hereunder,” “hereof,” or words of similar import and (ii) any Note Document to “the Note Purchase Agreement,” or words of similar import shall, in each case and except as otherwise specifically stated therein, mean and be a reference to the Existing Agreement, as amended hereby.
17.    Incorporation of Note Purchase Agreement Provisions. The provisions contained in Section 10.14 (Applicable Law), Section 10.15 (Consent to Jurisdiction) and Section 10.16 (Waiver of Jury Trial) of the Appendix (Exhibit A) to the Existing Agreement are incorporated herein by reference to the same extent as if reproduced herein in their entirety.
18.    Conflict. If there is an express conflict between the terms of this Amendment and the terms of the Existing Agreement, or any of the other agreements or documents executed in connection therewith or referred to or incorporated therein, the terms of this Amendment shall govern and control. If there is an express conflict between the terms of this Amendment and the terms of any other Note Document, the terms of this Amendment shall govern and control.
19.    Entire Agreement. The Existing Agreement, as amended by this Amendment, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all other understandings, oral or written, with respect to the subject matter hereof.
20.    Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Delivery by facsimile or electronic transmission of a portable document file (also known as a .pdf file) of an executed counterpart signature page shall be effective as a manually executed counterpart signature hereof.
21.    Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
22.    Status as a Note Document. This Amendment constitutes a Note Document.
23.    Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or to be taken into consideration in interpreting, this Amendment.
24.    Successors and Assigns. All of the terms and provisions of this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.
25.    Recitals. The Recitals constitute statements of the Company and Purchaser, and not statements of the Collateral Agent.
26.    Collateral Agent. By its execution hereof, the Purchaser authorizes and directs the Collateral Agent to enter into this Amendment.
[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

ISSUER: ONTRAK, INC.
By:	/s/ Brandon H. LaVerne
Name:	Brandon H. LaVerne
Title:	Chief Executive Officer and Chief Operating Officer
GUARANTORS: LIFEDOJO INC.
By:	/s/ Brandon H. LaVerne
Name:	Brandon LaVerne
Title:	President
LD ACQUISITION HOLDINGS, INC.
By:	/s/ Brandon H. LaVerne
Name:	Brandon LaVerne
Title:	President
PURCHASER: ACUITAS CAPITAL LLC
By:	/s/ Terren S. Peizer
Name:	Terren S. Peizer
Title:	Chairman
COLLATERAL AGENT: U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION
By:	/s/ Fonda Hall
Name:	Fonda Hall
Title:	Vice President

Exhibit A
Form of Demand Note

[Attached]

Exhibit B
Form of Demand Warrant

[Attached]